UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2008

ZHAOHENG HYDROPOWER COMPANY
(Exact name of registrant as specified in its charter)

Nevada	000-52786	41-1484782
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

F/19, Unit A, JingFengCheng Building
5015 Shennan Road, Shenzhen PRC 518025

 (Address of principal executive offices and Zip Code)

(011-86) 755-8207-0966

 (Registrant’s telephone number, including area code)

 (Former name or former address since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 3, 2008, our subsidiaries, Hunan Sanjiang Power Co., Ltd. and Hunan Zhaoheng Hydropower Co., Ltd. (the “Hunan Subsidiaries”), entered into the Baishadu Hydropower Station Development Agreement (the “Baishadu Agreement”) and the Huanghugang Hydropower Station Development Agreement (the “Huanghugang Agreement”) with the Shimen County Government of Hunan Province (the “Shimen government”).

The Baishadu Agreement

Pursuant to the Baishadu Agreement, the Shimen government shall grant the Hunan Subsidiaries the exclusive right to develop the Baishadu hydropower station located in the Zhaoshi Town of Shimen County in Hunan Province.  Accordingly, the Hunan Subsidiaries are obligated to construct, operate and manage the Baishadu hydropower station, subject to specific terms and conditions negotiated between the Hunan Subsidiaries and the Shimen government.  The designed installed capacity of Baishadu hydropower station is anticipated to be 15 megawatts.

The Hunan Subsidiaries have the exclusive right to develop the Baishadu hydropower station and the Shimen government is prohibited from granting the right of development, operation and management to any third party during the existence of our agreement, except that:

(i)
in the event the Hunan Subsidiaries are not able to complete the construction project within the timeframe set forth in the Baishadu Agreement, the Shimen government may grant the development rights to the Baishadu hydropower station to a third party without further recourse; and

(ii)
in the event the Hunan Subsidiaries do not commence work on the construction project within nine months from the date the construction project is approved by the relevant government agencies, the Shimen government may grant development rights to a third party without further recourse.

The Huanghugang Agreement

Pursuant to the Huanghugang Agreement, the Shimen government shall grant the Hunan Subsidiaries the exclusive right to develop the Huanghugang hydropower station located in the Suojie, Luoping and Hupingshan Towns of Shimen County in Hunan Province.  Accordingly, the Hunan Subsidiaries are obligated to construct, operate and manage the Huanghugang hydropower station, subject to specific terms and conditions negotiated between the Hunan Subsidiaries and the Shimen government.  The designed installed capacity of Huanghugang hydropower station is anticipated to be 50 megawatts.

The Hunan Subsidiaries have the exclusive right to develop the Huanghugang hydropower station and the Shimen government is prohibited from granting the right of development, operation and management to any third party during the existence of our agreement, except that:

(i)
in the event the Hunan Subsidiaries are not able to complete the construction project within the timeframe set forth in the Huanghugang Agreement, the Shimen government may grant the development rights to the Huanghugang hydropower station to a third party without further recourse; and

(ii)
in the event the Hunan Subsidiaries do not commence work on the construction project within nine months from the date the construction project is approved by the relevant government agencies, the Shimen government may grant development rights to a third party without further recourse.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Zhaoheng Hydropower Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                            ZHAOHENG HYDROPOWER COMPANY

                                                            By: /s/ Guosheng Xu
                                                            Name: Guosheng Xu
                                                            Title:   Chief Executive Officer

Date:  December 5, 2008